SYNOVUS FINANCIAL CORP.
POST OFFICE BOX 120
COLUMBUS, GA 31902-0120

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote your proxy and to view our proxy materials up until 11:59 P.M. Eastern Time on November 28, 2018, the day before the Synovus special meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Synovus in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 28, 2018, the day before the Synovus special meeting. Have your proxy card in hand when you call and then follow the recorded instructions. If you vote by telephone, all of your shares will be voted as one vote per share.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52357-S77319

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOVUS FINANCIAL CORP.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, "FOR" ITEM 1 AND "FOR" ITEM 2.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. **Synovus Share Issuance Proposal** To approve the issuance of shares of Synovus Financial Corp. common stock, par value $1.00 per share in connection with the transactions contemplated by the agreement and plan of merger, dated as of July 23, 2018, as it may be amended from time to time, by and among, Synovus Financial Corp., FCB Financial Holdings, Inc. and Azalea Merger Sub Corp., a direct, wholly-owned subsidiary of Synovus Financial Corp.	☐	☐	☐
2. **Adjournment Proposal** To approve the adjournment of the Synovus Financial Corp. special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Synovus Share Issuance Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If the signer is a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:
The Notice and Joint Proxy Statement/Prospectus are available at
investor.synovus.com/2018specialmeeting.

E52358-S77319

SYNOVUS FINANCIAL CORP.
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 29, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, I hereby appoint Kevin S. Blair and Allan E. Kamensky as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of Synovus Financial Corp. I am entitled to vote at the Special Meeting of Shareholders to be held on November 29, 2018 at Blanchard Hall, Synovus Bank, 1144 Broadway, Colombus, Georgia 31901 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the Special Meeting of Shareholders other than the matters listed herein. However, if any other matters are properly brought before the Special Meeting of Shareholders, or any adjournments or postponements thereof, the persons named in this proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This proxy is revocable at any time prior to its use.

By signing on the reverse side, I acknowledge receipt of Notice of the Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus and hereby revoke all proxies previously given by me for the Special Meeting of Shareholders.

IN ADDITION TO VOTING AND SIGNING THE PROXY, YOU MUST ALSO COMPLETE AND SIGN THE CERTIFICATION BELOW TO BE ENTITLED TO TEN VOTES PER SHARE.

To the best of my knowledge and belief, the information provided herein is true and correct. I understand that the Board of Directors of Synovus Financial Corp. may require me to provide additional information or evidence to document my beneficial ownership of these shares and I agree to provide such evidence if so requested.

PLEASE COMPLETE AND SIGN THE CERTIFICATION BELOW

DESCRIPTION OF VOTING RIGHTS

In accordance with Synovus' Articles of Incorporation and Bylaws, shares of the common stock of Synovus Financial Corp. that meet certain criteria are entitled to 10 votes per share. A complete description of the criteria under which shares are entitled to 10 votes per share is included in the Joint Proxy Statement/Prospectus for the Special Meeting and at investor.synovus.com/2018specialmeeting.

Shares of Common Stock are presumed to be entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to Synovus and its Board of Directors. **Shareholders desiring to rebut this presumption should complete and execute the certification below. Synovus and its Board of Directors reserve the right to require evidence to support the certification.**

Certification

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below:

______________ Shares @ 1 vote	1 Vote/Share	=	__________	Votes	I agree to provide evidence to support this Certification at the request of Synovus.
______________ Shares @ 10 votes	10 Vote/Share	=	__________	Votes	Sign here X ______________________ Date ____________, 2018
	Total	=	__________	Votes	